UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 13, 2025

Perpetua Resources Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-39918	98-1040943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 S. 8th Street, Ste. 201 Boise, Idaho	83702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 901-3060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	PPTA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Other Events.

On February 13, 2025, Perpetua Resources Corp. (the “Company”) released an updated cash flow model for the Stibnite Gold Project (the “Project”), which is based, in part, on basic engineering work completed by Ausenco Engineering USA South Inc. (“Ausenco”) in January 2025 (the “Financial Update”). The Financial Update reconfirms the robust economics of the Project, indicating a $1.4 billion after-tax Net Present Value (“NPV”) (5%) and 15.4% after-tax Internal Rate of Return (“IRR”) at long-term consensus prices,1 driven by industry-leading operating costs.2 At current spot prices, the Financial Update indicates an increase to $3.7 billion after-tax NPV (5%) and over a 27% after-tax IRR.3 All-In Sustaining Costs (“AISC”) on a by-product basis are expected to average $435 per gold ounce over the first four years of production and under $760 per ounce over the life-of-mine (“LOM”), positioning the Stibnite Gold Project to become the lowest cost gold project in the United States, Canada and Australia.1,2

The Financial Update is a key milestone to support Perpetua in formalizing its loan application process in connection with the U.S. Export-Import Bank (“EXIM”) $1.8 billion Letter of Interest received in April 2024 under the Make More in America and China Transformational Exports Programs. The Financial Update and basic engineering work project an increase of over 15% in the number of job-years, as defined by EXIM, through the life of the Project. Perpetua believes that such increase could support a corresponding increase to the existing $1.8 billion indication of interest from EXIM. The Company is well-advanced in its process to evaluate potential strategic and financing opportunities, supported by its financial advisors.

On February 13, 2025, Perpetua entered into an agreement with Idaho Power Company (“IPCo”) to begin procurement of long lead equipment required to increase the electrical capacity to the plant.  This is an important step to ensure parts are available for installation under a future construction agreement.  Under the terms of the agreement, Perpetua is responsible for paying all costs incurred by IPCo as they procure new equipment from vendors with an estimated cost of $90.2 million.  All contractual commitments of $1.0 million or greater must be approved by Perpetua prior to IPCo entering a binding contractual commitment with a vendor.  The initial payment of $18.8 million is due upon execution and remaining payments are expected to be made quarterly through 2027.  Payment dates and amounts may be adjusted to reflect specific contracts entered into by IPCo. If the agreement is terminated, IPCo will use commercially reasonable efforts to mitigate cancellation costs and recover value prior to the final true-up payment by Perpetua or refund to Perpetua.

The Financial Update was prepared by the Company and is based, in part, on the basic engineering work completed by Ausenco Engineering USA South Inc. (“Ausenco”), and with contributions from other mining engineers and consultants, utilities and financial advisors. It is intended to be read as a supplemental financial update to the cash flow forecast included in the Company’s technical report titled “Stibnite Gold Project, Feasibility Study Technical Report, Valley County, Idaho” dated effective December 22, 2020 and issued January 27, 2021 (the “2020 Feasibility Study”), which is summarized in the Company’s Technical Report Summary, dated as of December 31, 2021, and amended as of June 6, 2022 (the “TRS”). Using the scientific and technical information presented in the 2020 Feasibility Study, the Financial Update reflects the progression of the Project plan to a Basic Engineering level under our Basic and Value Engineering contract with Ausenco, with some ancillary scopes achieving more advanced status. This advancement in the engineering planning resulted in minor improvements and adjustments to certain infrastructure designs, equipment selection and processing designs, none of which resulted in a material change to the scientific and technical information presented in the 2020 Feasibility Study and TRS. Perpetua concurrently is advancing execution planning to prepare the Project to be construction-ready once all required permits are received.

The Financial Update also applies fourth quarter 2024 cost estimates for construction and operations, consistent with the Basic Engineering analysis, as well as current and consensus commodity pricing for sales. While the Financial Model reflects an increase in initial and total capital expenditures and LOM AISC compared to the base model included in the 2020 Feasibility Study, the corresponding increase in commodity prices resulted in overall improvements to key economic metrics of Annual Average EBITDA and Annual Average Free Cash Flow while maintaining a similar after-tax NPV 5% at consensus pricing. Lower IRR and a slightly extended payback period at consensus pricing in the Financial Model reflect significant upside potential at the higher commodity price sensitivities included in the Financial Update. As such, the Financial Update confirmed the financial viability of the Project at current costs and consensus commodity pricing. In keeping with its conservative approach to mineral reserve and resource estimation, the Company did not revise its mineral reserves or resources in connection with the Financial Update or Basic Engineering work, and did not modify any of the assumptions underlying the modifying factors, price estimates, and scientific and technical information underlying the mineral reserves and resource estimates.

1 Consensus prices are defined as $2,100/oz gold, $10.00/lb antimony, and $27.00/oz silver.

2 Based on a comprehensive list of gold projects in the United States, Canada and Australia with over 250,000 ounces of gold production expected in 2025 from Wood Mackenzie as of December 2024. AISC presented net of by-product credits. AISC is a non-GAAP measure. See Non-GAAP Measures at the end of this Current Report. By-product credits for purposes of AISC calculation are based on consensus pricing.

3 Spot prices are defined as $2,900/oz gold, $21.00/lb antimony, and $31.50/oz silver.

The Financial Update is included as Exhibit 99.1 hereto and is incorporated by reference herein. Summary results of the Financial Update are included in this Current Report on Form 8-K (the “Current Report”):

ECONOMIC HIGHLIGHTS 1

Component	Early Production Years 1-4	Life-of-Mine Years 1-15
Recovered Gold Total (Koz)	1,852	4,223
Recovered Antimony[2] Total (Mlbs)	69.1	106.5
Recovered Gold Annual Average (Koz)	463	296
Cash Costs (net of by-product credits, $/oz Au)[3]	$217	$537
Total Cash Costs (net of by-product credits, $/oz Au)[4]	$258	$583
All-In Sustaining Costs (net of by-product credits, $/oz Au)[5]	$435	$756
Initial Capital, net – including contingency ($M)[6]	$2,215
Component	Early Production Years 1-4	Life-of-Mine Years 1-15
Spot - $2,900/oz Au, $21.00/lb Sb, $31.50/oz Ag7
After-Tax Net Present Value (NPV 5%)[8]	$3,650 million
Annual Average EBITDA[9]	$1,366 million	$745 million
Annual Average After-Tax Free Cash Flow[10]	$1,117 million	$590 million
Internal Rate of Return (After-Tax)[11]	27.1%
Payback Period in Years (After-Tax)	2.2 years
Consensus - $2,100/oz Au, $10.00/lb Sb, $27.00/oz Ag12
After-Tax Net Present Value (NPV 5%)[8]	$1,391 million
Annual Average EBITDA[9]	$844 million	$445 million
Annual Average After-Tax Free Cash Flow[10]	$704 million	$351 million
Internal Rate of Return (After-Tax)[11]	15.4%
Payback Period in Years (After-Tax)	3.2 years

(1)	The Financial Update assumes 100% equity financing.
(2)	Antimony is a chemical element included on the U.S. Interior Department’s list of Critical Minerals.
(3)	Cash Costs consist of mining costs, processing costs, mine-level G&A and by-product credits. By-product credits calculated based on consensus pricing. Cash Costs is a non-GAAP measure. See Non-GAAP Measures at the end of this Current Report.
(4)	Total Cash Costs consist of Cash Costs, royalty costs, treatment costs, refining costs, and transportation costs. By-product credits calculated based on consensus pricing. Total Cash Costs is a non-GAAP measure. See Non-GAAP Measures at the end of this Current Report.
(5)	AISC includes Cash Costs plus sustaining capital costs. By-product credits calculated based on consensus pricing. AISC is a non-GAAP measure. See Non-GAAP Measures at the end of this Current Report.
(6)	Initial Capital, net, reflects estimated total capital expenditures of $2,215 million, including a contingency of $191.9 million, net of $33.6 million of pre-production revenue.
(7)	Spot prices are defined as $2,900/oz gold, $21.00/lb antimony, and $31.50/oz silver. The precious metals prices selected for this scenario were based on the NYMEX gold and silver settlement prices of $2,887.60/oz and $32.44/oz, respectively, on February 7, 2025. The antimony price selected for the spot scenario was based on Rotterdam antimony price as of February 7, 2025.
(8)	Net Present Value (NPV) is defined as the present value of future after-tax cash flows of the project discounted at an annual rate of 5%. The Financial Update assumed a combined state and federal effective tax rate of 26.45%.
(9)	EBITDA consists of total revenue minus operating costs, offsite charges and royalties. EBITDA is a non-GAAP measure. See Non-GAAP Measures at the end of this Current Report.
(10)	After-Tax Free Cash Flow consists of EBITDA as adjusted for changes in net working capital, all capital expenditures (initial, sustaining, and closure capital expenditures), and salvage value, less taxes payable. Free Cash Flow is a non-GAAP measure. See Non-GAAP Measures at the end of this Current Report.
(11)	Internal rate of return (IRR) is defined as the after-tax discount rate at which the net-present value of the project reaches zero. The Financial Update assumed a combined state and federal effective tax rate of 26.45%.
(12)	Consensus prices are defined as $2,100/oz gold, $10.00/lb antimony, and $27.00/oz silver based on a broad range of investment bank forecasts as of December 2024.

ECONOMIC SENSITIVITIES1

The Financial Update was prepared using consensus average pricing of $2,100/oz gold, $10.00/lb antimony, and $27.00/oz silver, which was based on a broad range of investment bank forecasts as of December 2024.

For purposes of this Current Report, the Company has also prepared a “Spot” metal price scenario, which is based on prevailing market prices of gold, silver and antimony as of the date of this Current Report, and Cases A, B, C, and D, which were developed to illustrate the Stibnite Gold Project’s economic sensitivity to a range of metal price assumptions. Each of these is presented in the table below and prepared on the same basis as the Financial Update, except with respect to commodity prices.

The prices used in the Financial Update and in this Current Report are consistent with accepted industry practices, analyst forecasts, and the range of prices being used for other project studies for gold and silver.

There is no guarantee that the gold, silver, and antimony prices used in the study cases would be realized at the time of production. Prices could vary higher or lower with a corresponding impact on Project economics. The Company’s mineral reserves and mineral resources continue to be estimated based on conservative $1,600/oz and $1,500/oz gold prices, respectively.

	Spot[5]	Consensus[6]	A	B	C	D
Gold Price Assumption ($/oz)	$2,900	$2,100	$2,350	$2,600	$2,850	$3,100
Antimony Price Assumption ($/lb)	$21.00	$10.00	$12.00	$14.00	$16.00	$22.00
Silver Price Assumption ($/oz)	$31.50	$27.00	$29.00	$31.00	$33.00	$35.00
LOM Average Annual EBITDA ($M)[2]	$745	$445	$529	$614	$699	$809
After-Tax:
LOM Average Annual Free Cash Flow ($M)[2]	$590	$351	$419	$487	$554	$640
Payback period (years)	2.2	3.2	2.8	2.5	2.3	2.1
Net Present Value 5% ($M)[3]	$3,650	$1,391	$2,031	$2,662	$3,288	$4,117
Internal Rate of Return (%)[4]	27.1%	15.4%	19.1%	22.3%	25.3%	29.0%

(1)	The Financial Update assumes 100% equity financing.
(2)	See Non-GAAP Measures at the end of this Current Report.
(3)	Net Present Value (NPV) is defined as the present value of future after-tax cash flows of the project discounted at an annual rate of 5%. The Financial Update assumed a combined state and federal effective tax rate of 26.45%.
(4)	Internal rate of return (IRR) is defined as the after-tax discount rate at which the net-present value of the project reaches zero. The Financial Update assumed a combined state and federal effective tax rate of 26.45%.
(5)	Spot prices are defined as $2,900/oz gold, $21.00/lb antimony, and $31.50/oz silver. The precious metals prices selected for this scenario were based on the NYMEX gold and silver settlement prices of $2,887.60/oz and $32.44/oz, respectively, on February 7, 2025. The antimony price selected for the spot scenario was based on Rotterdam antimony price as of February 7, 2025.
(6)	Consensus prices are defined as $2,100/oz gold, $10.00/lb antimony, and $27.00/oz silver based on a broad range of investment bank forecasts as of December 2024.

OPERATING COST SUMMARY 1

	Early Production Years 1-4		Life-of-Mine Years 1-15
Component	(US$/ton milled)	(US$/oz Au)	(US$/ton milled)	(US$/oz Au)
Mine Operating Costs	$13.3	$234.2	$10.2	$278.5
Mill Processing Costs	13.4	234.7	13.2	362.0
Mine-Level G&A Costs	4.3	72.4	4.3	117.0
By-Product Credits[2]	(18.5)	(324.1)	(8.0)	(220.4)
Cash Cost Net of By-Products[2,3]	$12.5	$217.2	$19.7	$537.1
Offsite Charges[4]	0.3	4.7	0.1	4.0
Royalties[2]	2.1	36.5	1.5	42.1
Total Cash Cost Net of By-Products[2,3]	$14.9	$258.3	$21.3	$583.2
Sustaining Capital Costs	10.1	177.0	6.3	173.1
All-In Sustaining Cost (AISC)[2,3]	$24.9	$435.3	$27.6	$756.3

(1)	The Financial Update assumes 100% equity financing. Cost estimates are based on fourth quarter 2024 prices and power costs of US$0.059 per kilowatt-hour (kWh). Production and technical assumptions consistent with 2020 Feasibility Study.
(2)	Consensus prices used in the calculation of by-product credits and royalties are defined as $2,100/oz gold, $10.00/lb antimony, and $27.00/oz silver based on a broad range of investment bank forecasts as of December 2024.
(3)	See Non-GAAP Measures at the end of this Current Report.
(4)	Offsite Charges consists of treatment costs, refining costs, and transportation costs.

Life of Mine All-in Sustaining Cost increased from $636 per gold ounce in the 2020 Feasibility Study to $756 per ounce in the Financial Update mainly driven by:

•	$108 per ounce higher sustaining capital, driven primarily by inflation.

•	$77 per ounce higher mining costs driven by labor cost increases, additional spare parts, and increased blasting and grade control costs.

•	$47 per ounce higher processing costs driven by increased labor, consumables and reagents costs, and slightly higher power costs compared to the 2020 Feasibility Study.

•	$33 per ounce higher general & administrative services driven by a larger camp size, higher contracted services & insurance costs, higher utility costs, labor, and water treatment cost increases.

•	Offset by higher antimony and silver by-product credit of $220 per ounce over the life-of-mine based on consensus pricing.

MINING & PRODUCTION SUMMARY

Mine operating costs were developed based on first principles for the mine plan and equipment list presented in the 2020 Feasibility Study.

Component	Unit	Life-of-Mine Years 1-15
Open Pit Development Rock Mined	kst	279,764
Open Pit Ore Mined	kst	112,328
Open Pit Strip Ratio	Waste:Ore	2.49
Historical Tailings Mined	kst	2,962
Mining Cost	US$/st Mined	$3.14
Mining Cost	US$/st Processed	$10.20
Daily Mill Throughput	kst/d	22.1
Mill Life	yr	14.3

Mining costs increased from $2.24/st in the 2020 Feasibility Study to $3.14/st in the Financial Update mainly driven by:

•	$0.37 per short ton higher labor costs.

•	$0.28 per short ton higher costs for maintenance spares.

•	$0.13 per short ton higher blasting costs due to inflation and inclusion of down hole services.

•	$0.07 per short ton higher grade control costs to reduce mining risk.

CAPITAL COST SUMMARY

Component	Initial CAPEX (US$M)	Sustaining CAPEX (US$M)	Closure CAPEX (US$M)	Total CAPEX (US$M)
Direct Costs - Mine Costs	$183.6	$215.4	--	$399.0
Direct Costs - Processing Plant	643.7	88.1	--	731.8
Direct Costs - On-Site Infrastructure	336.3	287.8	--	624.1
Direct Costs - Off-Site Infrastructure	295.5	0.4	--	295.9
Indirect Costs and Project Delivery	348.8	--	--	348.8
Mitigation, Monitoring and Closure	11.5	106.0	118.1	235.5
Owner’s Costs	227.9	--	--	227.9
Contingency and Sales Tax	201.1	25.8	--	226.9
Sub-total CAPEX	$2,248.5	$723.5	118.1	$3,090.0
Pre-Production Revenue	(33.6)	--	--	(33.6)
Total CAPEX	$2,214.8	$723.5	118.1	$3,056.4

Initial Capital Expenses increased from $1,263 million in the 2020 Feasibility Study to $2,215 million in the Financial Update, mainly driven by:

•	$352 million related to cost inflation.

•	$260 million in indirect cost related to overall project execution, including increases mainly driven by higher operational readiness costs to support transition from project to operations and mine ramp up prior to commercial production ($84 million), higher primary and temporary camp costs ($58 million), and a larger owners team ($27 million).

•	$162 million in power line cost increase, mainly driven by electrical poles design changed from timber poles to steel poles and the addition of two Static Synchronous Compensators (STATCOMs) to the design of the main substation.

•	$131 million due to the decision to buy-and-build instead of lease the oxygen plant. This resulted in a capital increase but reduced operating costs and resulted in a net-present-value benefit.

•	$88 million due to higher offsite infrastructure, mainly driven by the water treatment plant addition of reverse osmosis for polishing and improvements to the Tailings Storage Facility to add a redundant secondary liner and leak collection and recovery system.

•	$39 million due to higher mining costs.

•	Offset by $46 million in savings driven by adjustments to certain infrastructure designs and pre-production revenue of $33.6 million using consensus pricing.

The cost estimate in the Financial Update has a base date of Q4 2024 with no provision for forward escalation. The cost estimate is based on an EPCM execution approach for the process and infrastructure areas. Prior to the start of execution other approved project delivery models may be considered. Consistent with the 2020 Feasibility Study and TRS, the Financial Update is based on an assumed processing plant capacity of 22,046 st/d (8.0 Mst/a) ROM and 2,976 st/d repulped tailings, with a LOM of 14.25 years.

Methodology and Sources:

The Financial Update was prepared using consistent methodology as the 2020 Feasibility Study and the TRS at the level of detail appropriate to the basic engineering level of engineering and design and estimated in accordance with the present stage of the Project. A sensitivity analysis was performed to assess the impact of variations in metals price, discount rate, head grade, recovery, total operating cost, and total capital costs. In addition to the technical and scientific data from the 2020 Feasibility Study, the Financial Update reflects the advancement from basic engineering and planning, including more detailed mine schedules, quotes from equipment suppliers and contractors, as well as available data from other studies and projects.

Assumptions:

The economic analysis was performed assuming the gold price of $2,100/oz, silver price of $27.00/oz, and antimony price of $10.0/lb. This forecast is meant to reflect the average metal price expectation over the life of the Project. No price inflation or escalation factors are taken into account. Commodity prices can be volatile and there is the potential for positive or negative deviation from the forecast.

The economic analysis also used the following assumptions:

•	Construction period of 45 months including 3 months of engineering works prior to construction start, 36 months of construction and 6 months of commissioning.
•	Total mine life of 14.25 years.
•	Cost estimates in constant Q4 2024 U.S. dollars with no inflation or escalation factors considered.
•	Results based on 100% ownership with a 1.7% net smelter return (NSR) royalty on gold production and a 100% NSR royalty on silver production starting year 7.
•	Funding for the Project is assumed to be 100% equity funding with no financing costs except leasing of major mining equipment, the financing costs and interest for which are included in the mining capital costs.
•	All cash flows discounted to start of construction period using mid-month discounting convention.
•	All metal products are sold in the same month they are produced.
•	Project revenue is derived from the sale of gold doré and antimony concentrate.
•	No firm contractual arrangements for refining or transportation currently exist.
•	An allowance of 5% is included in the financial model for salvage value of selected capital equipment, excluding buildings and tanks, which are included in the reclamation costs.
•	Costs incurred prior to the start of construction are not included in the model and are considered “sunk costs”, except for tax purposes, where the aggregate expenditures accumulated prior to the construction start date are available to offset taxes.
•	A 15-day delay in revenue from sales and a 15-day delay in payment of accounts payable are used in the formulation of working capital, which is recaptured at the end of mine life.
•	Depreciation is calculated using the Modified Accelerated Cost Recovery System (MACRS) method in accordance with current U.S. Internal Revenue Service (IRS) regulations.
•	Depletion for tax purposes is estimated for the financial model using the percentage method; a rate of 15% is used for gold and silver and 22% is used for antimony.

Forward-Looking Information

Investors should be aware that the U.S. EXIM Letter of Interest is non-binding and conditional, and does not represent a financing commitment. A funding commitment is conditional upon completing the application, due diligence and underwriting process and receiving all required Project approvals.

Statements contained in this Current Report that are not historical facts are "forward-looking information" or "forward-looking statements" (collectively, "Forward-Looking Information") within the meaning of applicable Canadian securities legislation and the United States Private Securities Litigation Reform Act of 1995. Forward-Looking Information includes, but is not limited to, disclosure regarding the ability of the Company to achieve the results in the Financial Update; the assumptions, qualifications and limitations of the results of the Financial Update, including the economic results (Cash Costs, Total Cash Costs EBITDA, NPV, IRR, FCF and AISC calculations) and the sensitivity analysis of the variables included therein; other assumptions underlying the Financial Update, including regarding inflation, labor, regulatory and permitting outcomes and timing, construction timing, production capacity and expectations, LOM estimates, expected mining methods; the expected outcomes of the Stibnite Gold Project, including our reserves and resources; our ability to comply with and obtain permits related to the Stibnite Gold Project; our plans to submit a financing application to U.S. EXIM; the prospects of successfully securing financing from EXIM or from other sources on acceptable terms, or at all; our ability to successfully implement and fund the Project and the occurrence of the expected benefits from the Project, including creation of jobs and environmental benefits; and our and Ambri Inc.'s ability to perform under the supply agreement described in this Current Report, which agreement is subject to certain conditions, including mutual agreement on certain material terms, including volume and pricing. Statements concerning mineral resource and mineral reserve estimates may also be deemed to constitute forward-looking information to the extent that such statements involve estimates of the mineralization that may be encountered if a property is developed. In certain cases, Forward-Looking Information can be identified by the use of words and phrases or variations of such words and phrases or statements such as "anticipate", "expect", "plan", "likely", "believe", "intend", "forecast", "project", "estimate", "potential", "could", "may", "will", "would" or "should". In preparing the Forward-Looking Information in this Current Report, Perpetua Resources has applied several material assumptions, including, but not limited to, assumptions that the conclusions and findings from the 2020 Feasibility Study and basic engineering work, and the technical, geologic, engineering, production and reserve assumptions underlying such work, are reliable to form the basis for the Financial Update; that the remaining permits will be issued in a timely manner and as expected; that the Company will be able to raise sufficient financing on acceptable terms to fund construction and operations; that the current exploration, development, environmental and other objectives concerning the Stibnite Gold Project can be achieved; that its other corporate activities will proceed as expected; and the assumptions described in the 2020 Feasibility Study, the TRS, the Financial Update and in Perpetua Resources' public filings with the U.S. Securities and Exchange Commission (the "SEC") and its Canadian disclosure record.

Forward-Looking Information involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Perpetua Resources to be materially different from any future results, performance or achievements expressed or implied by the Forward-Looking Information. Such risks and other factors include, among others, the industry-wide risks and project-specific risks identified in the 2020 Feasibility Study, the TRS and Company’s public filings; changes in exploration programs based upon results of exploration; failure of mining methods or processes to operate as anticipated; changes in estimated mineral reserves or mineral resources or unexpected variations in quantity of mineralized material, grade, or recovery rates; changes in commodity prices, exchange rates, interest rates, tax rates, operating or production costs; availability of construction materials or equipment; plant, equipment or process failure; accidents, effects of weather and other natural phenomena and other risks associated with the mineral exploration industry; environmental risks, including changes in environmental laws and regulations and changes in the application of standards pursuant to existing US federal and Idaho rules and regulations; impact of environmental remediation requirements and the terms of existing and potential consent decrees on the Company’s planned exploration and development activities on the Project; certainty of mineral title and risk of defects; community relations; the Company’s dependence on one mineral project and lack of operating revenues; the nature of mineral exploration and mining and the uncertain commercial viability; risks related to availability of personnel or dependence on key personnel; labor disputes; risks to employee health and safety; estimates used in financial models, budgeting and financial statements proving to be incorrect; risks related to opposition to the Project; risks related to increased or unexpected costs or delays in operations, permitting process, environmental risks, and reclamation and monitoring obligations; risks that necessary financing will be unavailable when needed on acceptable terms, or at all; risks related to the outcome of litigation and potential for delay of the Project, as well as those factors discussed in Perpetua Resources' public filings with the SEC and its Canadian disclosure record. Although Perpetua Resources has attempted to identify important factors that could affect Perpetua Resources and may cause actual actions, events or results to differ materially from those described in Forward-Looking Information, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that Forward-Looking Information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on Forward-Looking Information. For further information on these and other risks and uncertainties that may affect the Company's business and liquidity, see the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's filings with the SEC, which are available at www.sec.gov and with the Canadian securities regulators, which are available at www.sedar.com. Except as required by law, Perpetua Resources does not assume any obligation to release publicly any revisions to Forward-Looking Information contained in this Current Report to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated event.

Cautionary Statement Regarding Reserve and Technical Information

The reserves, technical and scientific information in respect of the Stibnite Gold Project in this Current Report, is based upon information contained in the technical report titled “Stibnite Gold Project, Feasibility Study Technical Report, Valley County, Idaho” dated effective December 22, 2020 and issued January 27, 2021, which is summarized in the Company’s Technical Report Summary, dated as of December 31, 2021, and amended as of June 6, 2022. Such information is as of December 30, 2020 and is subject to the assumptions, exclusions and qualifications set forth in the 2020 Feasibility Study and the TRS. The 2020 Feasibility Study was prepared in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects and the TRS was prepared in accordance with the mining property disclosure rules specified in Subpart 1300 promulgated by the SEC. For additional information regarding the TRS and FS, investors are encouraged to refer to the Company’s Form 10-K for its fiscal year 2023, filed with the SEC on March 26, 2024.

The updated financial information in respect of the Stibnite Gold Project in this Current Report is based upon the Financial Update and basic engineering work completed by Ausenco. The Financial Update should be read as a supplemental financial update to the 2020 Feasibility Study with respect to economic information regarding the Project. Neither the Financial Update nor the studies or data underlying such update modifies the Mineral Resources and Mineral Reserves reported in the TRS or the material assumptions and information pertaining to such disclosure. The information contained in the Financial Update is subject to the assumptions, exclusions and qualifications set forth herein, as well as those contained in the 2020 Feasibility Study and the TRS, except to the extent explicitly updated herein.

The 2020 Feasibility Study, the TRS and the Financial Update are intended to be read as a whole and sections should not be read or relied upon out of context.

Qualified Person: The technical information in this Current Report has been reviewed and approved by Christopher Dail, AIPG CPG #10596, Exploration Manager for Perpetua Resources Idaho, Inc. and a qualified person as defined in NI 43-101 and in S-K 1300. Mr. Dail is not responsible for statements attributed to officers and directors of the Company or third parties, or other non-technical information in this news release.

Non-GAAP Measures

This Current Report includes disclosure of certain non-GAAP financial measures or ratios, including expected Cash Costs, Total Cash Costs, All-In Sustaining Costs (AISC), Average Annual EBITDA and Average Annual Free Cash Flow (FCF) with respect to the expected results of the Project as presented in the Financial Update. The Company uses these measures to evaluate the Company’s future operating performance and provide visibility into the economics of our future mining operations. We believe the projected non-GAAP financial measures included in this Current Report provide readers with additional meaningful comparisons between the Company’s Financial Update and its peer companies. These projected non-GAAP financial measures are not historical measures of financial performance and are not presented in accordance with GAAP. They may exclude items that will be significant in understanding and assessing our financial results. Therefore, these measures should not be considered in isolation or as an alternative or superior to GAAP measures. You should be aware that these measures have no standardized meaning under GAAP and may not be comparable to similarly-titled measures used by other companies.

For purposes of the Financial Update, we define “Cash Costs” as the sum of mining costs, processing costs, mine-level G&A and by-product credits; we define “Total Cash Costs” as the sum of Cash Costs, royalty costs, treatment costs, refining costs, and transportation costs; we define “All-In Sustaining Costs” as the sum of Total Cash Costs and sustaining capital costs (all costs required to sustain operations); we define earnings before interest, taxes and depreciation and amortization (EBITDA) as total revenue minus operating costs, offsite charges and royalties; we define “Free Cash Flow” as EBITDA as adjusted for changes in net working capital, all capital expenditures (initial, sustaining, and closure capital expenditures), and salvage value; and we define After-Tax FCF as FCF less taxes payable. FCF does not entirely represent cash available for discretionary expenditures due to the fact that the measure does not deduct payments required for debt service and other items. Annual averages of non-GAAP measures represent the total value of the non-GAAP measure divided by the number of years during the forecast period.

As the Project is not in production, the prospective non-GAAP financial measures are based on the estimated revenues, costs and other metrics set forth in the Financial Update, and are subject to the assumptions, qualifications and exceptions set forth in the 2020 Feasibility Study and the TRS, as updated by the Financial Update. See the economic model included as Exhibit 99.1 hereto for additional information regarding these measures. The economic model included in the Financial Update is not a true cash flow model as defined by financial accounting standards but rather a representation of Project economics at a level of detail appropriate for a feasibility study level of engineering and design. As such, the projected non-GAAP measures included in this Current Report cannot be reconciled to comparable GAAP measures without unreasonable effort.

The non-GAAP financial measures included in this presentation are forward-looking statements and remain subject to the risks and uncertainties set forth in the section titled “Forward-Looking Statements” in this Current Report.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly incorporated by reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title or Description

99.1	Financial Update - Cash Flow Forecast for the Stibnite Gold Project, February 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERPETUA RESOURCES CORP.

Dated: February 13, 2025	By:	/s/ Jessica Largent
Jessica Largent
Chief Financial Officer